EXHIBIT 23.01
EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-73808, No. 33-73810, No. 33-73812, No. 33-77844, No. 333-124558 and No. 333-170248) and in the Registration Statement on Form S-3 (No. 333-181549) of Eastman Chemical Company of our report dated February 28, 2014, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2014

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